Exhibit 99.01

CONTACTS:

For Media Inquiries: Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	For Investor Inquiries: Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 jacquie.ross@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Announces Actions to Reduce 2009 Spending

SUNNYVALE, California, February 5, 2009 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2008 of $37.8 million. Net loss was $5.9 million, or $(0.10) per share, which compares to revenue of $40.4 million and a net loss of $5.3 million, or $(0.10) per share, in the fourth quarter of fiscal 2007. Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net loss for the fourth quarter of fiscal 2008 was $2.3 million, or $(0.04) per share. This compares to a non-GAAP net loss of $1.2 million, or $(0.02) per share, in the fourth quarter of fiscal 2007.

Fiscal 2008 Overview

For the full fiscal year ended December 31, 2008, Cepheid reported record revenue of $169.6 million, representing an increase of 31% from 2007 associated with the widespread adoption of the company’s GeneXpert® system for on-demand, random access molecular testing.

Net loss for the full year was $21.7 million, or $(0.38) per share, which compares to a net loss of $21.4 million, or $(0.39) per share in 2007. Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net loss for the full year was $6.5 million, or $(0.11) per share. This compares to a non-GAAP net loss of $9.3 million, or $(0.17) per share, for the full year 2007.

“Despite a challenging selling environment driven by increasing economic uncertainty as the year ended, continued adoption of our GeneXpert systems and XpertTM tests drove full year growth of 112% in our Core Clinical business,” said John Bishop, Cepheid’s Chief Executive Officer. “Full year growth of more than 400% for our Xpert MRSA test positions us as the leader in molecular testing for Healthcare Associated Infections, and we enter 2009 with a broadened – and expanding – test menu that we believe will enable continued adoption of our GeneXpert system even in today’s tough economic environment.”

“With the potential for on-going economic uncertainty, we have executed a series of actions designed to optimize our opportunity for growth in our Core Clinical sales while reducing our 2009 spending levels and supporting our profitability improvement objectives. These actions included: a reduction-in-force totaling 47 positions that impacted employees, contractors and replacement positions; the implementation of a hiring freeze with the exception of specified positions in sales, marketing and manufacturing; and the suspension of annual salary increases for 2009.”

“Without detriment to our near-term strategic imperatives, we have postponed certain facility expansions and selectively slowed development of some of our longer term strategic projects. Our near-term projects were not impacted by these actions. Notably, development of our Clostridium difficile test, our vanA/vanB Xpert test for vancomycin-resistant enterococci (or VRE), and our MRSA/SA nasal pre-surgical test are on-track and are expected to be released in the United States in the second half of 2009. In addition, in the first half of the year, we expect the European release of our Xpert TB test which simultaneously detects TB along with multi-drug resistance.”

Operational Overview

•

Fourth quarter of fiscal 2008 Core Clinical sales of $24.7 million grew 53% from $16.1 million in the fourth quarter of 2007, while total fourth quarter of fiscal 2008 product sales of $36.1 million were down 2% from the same quarter a year ago due to anticipated declines in our biothreat business. For the full year 2008, total product sales of $159.4 million grew 37% from $116.5 million reported for the full year 2007. By market, product sales were, in millions:

	Three Months Ended December 31			Full Year Ended December 31
	2008	2007	Change	2008	2007	Change
Core Clinical	$24.7	$16.1	53%	$91.7	$43.4	112%
Clinical Partner	2.3	6.1	-62%	16.5	17.6	-6%
Total Clinical	27.0	22.2	22%	108.2	61.0	77%
Industrial	3.9	3.3	18%	15.4	14.7	5%
Biothreat	5.2	11.4	-54%	35.8	40.8	-12%
Total Product Sales	$36.1	$36.9	-2%	$159.4	$116.5	37%

•	By geography, product sales were, in millions:

	Three Months Ended December 31			Full Year Ended December 31
	2008	2007	Change	2008	2007	Change
North America	$28.3	$29.1	-3%	$125.3	$92.8	35%
International	7.8	7.8	0%	34.1	23.7	44%
Total Product Sales	$36.1	$36.9	-2%	$159.4	$116.5	37%

•

During the fourth quarter of fiscal 2008, Cepheid placed a total of 99 GeneXpert systems and 598 modules. For the full year 2008, 458 GeneXpert systems and 2,518 modules were installed. As of December 31, 2008, a cumulative total of 947 GeneXpert systems and 5,107 modules have been placed worldwide.

•

For the fourth quarter of fiscal 2008, GAAP gross margin on product sales was 45.8% and non-GAAP gross margin on product sales was 46.5%, which compares to 41.8% and 43.1%, respectively, in the fourth quarter of fiscal 2007. For the full year 2008, GAAP gross margin on product sales was 44.1% and non-GAAP gross margin on product sales was 45.4%, which compares to 40.6% and 42.1%, respectively, for the full year 2007.

•	Cash, cash equivalents, restricted cash and investments, net of associated debt, were $34.9 million as of December 31, 2008.

•	DSOs increased to 46 days, within the Company’s target range.

Business Outlook

For the fiscal year ending December 31, 2009, the Company expects:

•	Total revenue to be in the range of $164 to $174 million;

•	Net loss in the range of $(0.42) to $(0.47) per share;

•	Non-GAAP net loss in the range of $(0.11) to $(0.17) per share.

Non-GAAP net loss excludes approximately $16 million related to stock compensation expense, $1 million related to the amortization of acquired intangibles, and $0.8 million related to restructuring expenses.

Accessing Cepheid’s Fourth Quarter and Full Year 2008 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, February 5, 2009 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants and investors may also listen to the live teleconference call by dialing 888-396-2298 (domestic) or 617-847-8708 (international), and entering participant code 81765966. A replay will be available for seven days beginning at about 4 p.m. Pacific Time. Access numbers for this replay are 888-286-8010 (domestic) and 617-801-6888 (international), with passcode 18804591.

About Cepheid

Cepheid (Nasdaq: CPHD), based in Sunnyvale, Calif., is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The Company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. Cepheid’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the Company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets, and with respect to the Company’s outlook for 2009, restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The Company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, as the Company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) on its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Restructuring expenses. The Company also excluded expenses associated with its restructuring in computing its outlook for non-GAAP net loss for 2009. The Company excluded these items as it currently anticipates that such amounts are non-recurring in nature, and do not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical product sales, product pipeline, future revenues and gross margin and demand for certain products, future net income and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners; our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for MRSA and other Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the mix of products sold, which can affect gross margins; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s ability to continue to realize manufacturing efficiencies, which are an important factor in improving gross margins; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2007 and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
System sales	$11,058	$15,597	$51,766	$47,739
Reagent and disposable sales	25,059	21,268	107,617	68,793

Total product sales	36,117	36,865	159,383	116,532
Other revenues	1,712	3,562	10,244	12,941

Total revenues	37,829	40,427	169,627	129,473

Costs and operating expenses:
Cost of product sales	19,561	21,452	89,040	69,174
Collaboration profit sharing	2,119	3,299	11,089	12,256
Research and development	10,837	8,717	43,310	31,449
Sales and marketing	7,511	6,841	29,757	22,812
General and administrative	5,079	5,851	20,861	18,269
Gain from legal settlement	(1,454)	—	(1,454)	—

Total costs and operating expenses	43,653	46,160	192,603	153,960

Loss from operations	(5,824)	(5,733)	(22,976)	(24,487)
Other income (expense), net	(215)	658	352	3,277

Net loss, before income tax benefit (expense)	(6,039)	(5,075)	(22,624)	(21,210)
Income tax benefit (expense)	161	(213)	911	(213)

Net loss	$(5,878)	$(5,288)	$(21,713)	$(21,423)

Basic and diluted net loss per share	$(0.10)	$(0.10)	$(0.38)	$(0.39)

Shares used in computing basic and diluted net loss per share	57,648	55,529	57,101	55,263

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$23,478	$16,476
Restricted cash	1,500	—
Marketable securities	—	27,550
Accounts receivable, net	18,952	21,263
Inventory	33,498	23,821
Prepaid expenses and other current assets	4,636	2,565

Total current assets	82,064	91,675
Property and equipment, net	24,109	17,174
Investments	24,539	—
Other non-current assets	920	923
Intangible assets, net	36,932	40,629
Goodwill	18,556	14,844

Total assets	$187,120	$165,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,669	$10,587
Accrued compensation	7,919	8,573
Accrued royalties	5,953	6,913
Accrued collaboration profit sharing	2,023	522
Accrued other liabilities	6,816	4,953
Current portion of deferred revenue	2,834	4,016
Current portion of note payable	14,639	2

Total current liabilities	49,853	35,566
Long-term portion of deferred revenue	1,753	2,054
Other liabilities	3,549	690

Total liabilities	55,155	38,310

Shareholders’ equity:
Common stock	266,991	254,807
Additional paid-in capital	41,619	26,697
Accumulated other comprehensive loss	(23)	340
Accumulated deficit	(176,622)	(154,909)

Total shareholders’ equity	131,965	126,935

Total liabilities and shareholders’ equity	$187,120	$165,245

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(21,713)	$(21,423)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,632	5,506
Amortization of intangible assets	5,075	4,263
Amortization of prepaid compensation expense	252	302
Stock-based compensation related to employees and consulting services rendered	14,064	11,120
Unrealized loss on auction rate securities	9,899	—
Unrealized gain on put option	(9,438)	—
Deferred rent	231	(110)
Changes in operating assets and liabilities:
Accounts receivable	2,495	(4,555)
Inventory	(8,580)	(11,279)
Prepaid expenses and other current assets	(2,520)	(880)
Other non-current assets	(676)	169
Accounts payable and other current liabilities	1,080	2,313
Accrued expense for patent-related matter	—	(3,350)
Accrued compensation	(663)	3,967
Deferred revenue	(1,476)	(748)

Net cash used in operating activities	(4,338)	(14,705)

Cash flows from investing activities:
Capital expenditures	(14,936)	(7,098)
Acquisition of leasehold improvements	327	—
Payments for technology licenses	(418)	(4,945)
Cost of acquisition, net of cash acquired	(2,153)	(27,637)
Proceeds from maturities of marketable securities	2,550	55,000
Proceeds from the sale of fixed assets	125	23
Purchases of marketable securities and investments	—	(4,800)
Transfer from (to) restricted cash	(983)	—

Net cash provided by (used in) investing activities	(15,488)	10,543

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	12,183	3,675
Proceeds from note payable	14,700	—
Principal payments under equipment financing	—	(316)
Principal payments of note payable	(65)	(48)

Net cash provided by financing activities	26,818	3,311

Effect of exchange rate change on cash	10	141

Net increase (decrease) in cash and cash equivalents	7,002	(710)
Cash and cash equivalents at beginning of period	16,476	17,186

Cash and cash equivalents at end of period	$23,478	$16,476

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Total Product Sales	$36,117	$36,865	$159,383	$116,532
Total Revenues	$37,829	$40,427	$169,627	$129,473

Cost of product sales	$19,561	$21,452	$89,040	$69,174
Stock compensation expense	—	(263)	(1,016)	(794)
Amortization of acquired inventory step-up in basis	—	—	—	(170)
Amortization of purchased intangible assets	(240)	(198)	(963)	(694)

Non-GAAP measure of cost of product sales	$19,321	$20,991	$87,061	$67,516

Gross margin on product sales per GAAP	46%	42%	44%	41%
Gross margin on product sales per Non-GAAP	47%	43%	45%	42%

Research and development	$10,837	$8,717	$43,310	$31,449
Amortization of purchased intangible assets	(24)	(23)	(95)	(95)
Stock compensation expense	(1,245)	(1,184)	(5,407)	(4,294)

Non-GAAP measure of cost of research and development	$9,568	$7,510	$37,808	$27,060

Sales and marketing	$7,511	$6,841	$29,757	$22,812
Amortization of purchased intangible assets	(64)	(14)	(127)	(51)
Stock compensation expense	(835)	(723)	(3,457)	(2,221)

Non-GAAP measure of cost of sales and marketing	$6,612	$6,104	$26,173	$20,540

General and administrative	$5,079	$5,851	$20,861	$18,269
Stock compensation expense	(1,146)	(1,650)	(4,183)	(3,811)

Non-GAAP measure of cost of general and administrative	$3,933	$4,201	$16,678	$14,458

Income (Loss) from Operations	$(5,824)	$(5,733)	$(22,976)	$(24,487)
Stock compensation expense	3,226	3,820	14,063	11,120
Amortization of acquired inventory step-up in basis	—	—	—	170
Amortization of purchased intangible assets	328	235	1,185	840

Non-GAAP measure of Income (Loss) from Operations	$(2,270)	$(1,678)	$(7,728)	$(12,357)

Net Income (Loss)	$(5,878)	$(5,288)	$(21,713)	$(21,423)
Stock compensation expense	3,226	3,820	14,063	11,120
Amortization of acquired inventory step-up in basis	—	—	—	170
Amortization of purchased intangible assets	328	235	1,185	840

Non-GAAP measure of Net Income (Loss)	$(2,324)	$(1,233)	$(6,465)	$(9,293)

Basic and Diluted net income (loss) per share	$(0.10)	$(0.10)	$(0.38)	$(0.39)
Stock compensation expense	0.06	0.08	0.26	0.20
Amortization of purchased intangible assets	—	—	0.01	0.02

Non-GAAP measure of Net Income (Loss)	$(0.04)	$(0.02)	$(0.11)	$(0.17)

Shares used in computing basic and diluted net income (loss) per share	57,648	55,529	57,101	55,263

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